EXHIBIT 10.57


                                  EXHIBIT XII

                       [FORM OF ENVIRONMENTAL INDEMNITY]

                            ENVIRONMENTAL INDEMNITY


            THIS ENVIRONMENTAL INDEMNITY (this "Indemnity") is entered into as of August 25, 1995, by PLAYERS INTERNATIONAL, INC., a Nevada corporation ("Indemnitor"), to and for the benefit of FIRST INTERSTATE BANK OF NEVADA, N.A. ("FIB"), as administrative agent for and representative of (in such capacity herein called "Administrative Agent"), the lenders ("Lenders") under the Credit Agreement (defined below) and each of its successors, assigns and participants, and its and their respective parent, subsidiary and affiliated corporations, and the respective directors, officers, agents, attorneys, and employees of each of the foregoing (each of which shall be referred to hereinafter individually as an "Indemnitee" and collectively as the "Indemnitees").

                              W I T N E S S E T H:

            A. Lenders have agreed to make a general corporate revolving loan in the maximum principal amount of One Hundred Twenty Million Dollars ($120,000,000) (the "Loan") to Indemnitor, pursuant to that certain Credit Agreement (as it may be amended, supplemented or otherwise modified from time to time, "Credit Agreement"; capitalized terms used herein without definition shall have the meanings assigned to those terms in the Credit Agreement) of even date herewith by and among Indemnitor, Lenders, Administrative Agent, FIB and Bankers Trust Company, as Managing Agents, and FIB and BT Securities Corporation, as Co-Arrangers, which Loan is to be secured by, among other things, (i) that certain Mortgage, Fixture Filing and Security Agreement with Assignment of Rents of even date herewith executed by SIRCC (a wholly-owned subsidiary of Indemnitor), as mortgagor, in favor of Administrative Agent, as mortgagee, (ii) those certain Deeds of Trust, Fixture Filings and Security Agreements with Assignment of Rents of even date herewith executed by each of PNEV, PMGC and PML (each a wholly-owned subsidiary of Indemnitor), as trustor and owner, in favor of Chicago Title Insurance Company, as trustee, for the benefit of Administrative Agent, as beneficiary and (iii) that certain Act of Mortgage, Fixture Filing and Security Agreement with Pledge and Assignment of Leases and Rents of even date herewith executed by PLC (a wholly-owned subsidiary of Indemnitor), as mortgagor, in favor of Administrative Agent, as mortgagee (each of (i), (ii) and (iii) collectively referred to as the "Real Property Security Documents"), which Real Property Security Documents encumber those certain parcels of real

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   property described on Exhibits A through C attached hereto (individually, a
   "Premises" and collectively, the "Premises"), and the Improvements constructed or to be constructed thereon (which Improvements, together with the Premises, shall hereinafter be referred to as the "Facilities").

            B. It is a condition of Lenders making the Loan that this Indemnity be executed and delivered by Indemnitor. Lenders are making the Loan in reliance upon this Indemnity.

            NOW, THEREFORE, in consideration of the foregoing and of Lenders making the Loan, and other valuable consideration, the receipt of which is hereby acknowledged, Indemnitor agrees as follows:

            1. As used in this Indemnity, the following terms shall have the following meanings:

            "Agreed Rate" means the rate specified in subsection 2.2E of the Credit Agreement.

            "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. 9601 et seq.), as heretofore or hereafter amended from time to time.

            "Environmental Losses" means Losses suffered or incurred by any Indemnitee, arising out of or as a result of: (i) any Hazardous Material Activity that occurs or is alleged to have occurred in whole or in part on or prior to a Transfer Date (as defined below); (ii) any violation on or prior to a Transfer Date of any Environmental Laws relating to the Premises or to the ownership, use, occupancy or operation thereof; (iii) any investigation, inquiry, order, hearing, action, or other proceeding by or before any governmental agency in connection with any Hazardous Material Activity that occurs or is alleged to have occurred in whole or in part on or prior to a Transfer Date; or (iv) any claim, demand or cause of action, or any action or other proceeding, whether meritorious or not, brought or asserted against any Indemnitee that directly or indirectly relates to, arises from or is based on any of the matters described in clauses (i), (ii) or (iii), or any allegation of any such matters. Environmental Losses shall include Losses suffered or incurred by an Indemnitee after a Transfer Date that would not have been incurred or suffered but for any matter described in clause (i), (ii) or (iii) or any allegation of any such matters, including, without limitation, Environmental Losses incurred by any Indemnitee arising out of or as a result of (a) the introduction or release of a Hazardous Material that is discovered or released at a Premises or any portion thereof after

                                     XII-2
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          a Transfer Date, but that was introduced at such Premises prior to a
          Transfer Date and (b) the continuing migration or release of any Hazardous Material introduced in, on or under a Premises or surrounding property prior to a Transfer Date.

            "Hazardous Material Activity" means any actual, proposed or threatened use, storage, holding, existence, release (including any spilling, leaking, pumping, pouring, emitting, emptying, dumping, disposing into the environment, and the continuing migration into or through soil, surface water, or groundwater), emission, discharge, generation, processing, abatement, removal, disposition, handling or transportation to or from a Premises of any Hazardous Material from, under, in, into or on any portion of any of the Facilities or surrounding property, including, without limitation, the movement or migration of any Hazardous Material from surrounding property or groundwater in, into or onto the Facilities and any residual Hazardous Material contamination on or under the Facilities.

            "Losses" means any and all losses, liabilities, damages (whether actual, consequential, punitive, or otherwise denominated), demands, claims, actions, judgments, causes of action, assessments, penalties, costs and expenses (including, without limitation, environmental investigation, response, removal and remediation costs, reasonable attorneys' fees and disbursements), of any and every kind or character, foreseeable and unforeseeable, liquidated and contingent, proximate and remote, including, without limitation, any of the foregoing caused by the negligence of any Indemnitee.

            "Transfer Date", with respect to a Premises, means the date on which any of Lenders (or any of their affiliates) acquires fee title to such Premises pursuant to a foreclosure of the lien of any Real Property Security Document, or by receipt of a deed in lieu of such foreclosure, and all redemption rights that the respective Subsidiary of Indemnitor that owned such Premises (the "Relevant Subsidiary") may have expired, so long as a period of ninety-one (91) days has elapsed since the date on which fee title vests in Administrative Agent (or its affiliate) and during such period no bankruptcy or other insolvency proceeding is filed by or against Indemnitor or the Relevant Subsidiary. If the Relevant Subsidiary should remain in possession of such Premises after the Transfer Date, or if Indemnitor or the Relevant Subsidiary should engage in any Hazardous Material Activity on or at such Premises after the Transfer Date, the Transfer Date shall be deemed to be the date after which Indemnitor or the Relevant Subsidiary is no longer in possession of such Premises and has ceased to engage in any Hazardous Material Activity on or at such Premises.

                                     XII-3
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            2. Indemnitor hereby agrees to indemnify, defend, and hold harmless
   Indemnitees, and each of them, from and against any and all Environmental Losses.

            3. (A) If any Indemnitee notifies Indemnitor of any claim or notice of the commencement of any action, administrative or legal proceeding, or investigation as to which the indemnity provided for in Paragraph 2 applies, Indemnitor shall assume on behalf of such Indemnitee and conduct with due diligence and in good faith the investigation and defense thereof and the response thereto with counsel reasonably satisfactory to such Indemnitee; provided, however, that such Indemnitee shall have the right to be represented by advisory counsel of its own selection and at its own expense; and provided, further, that if any such claim, action, proceeding, or investigation involves both Indemnitor and an Indemnitee, and such Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from, additional to, or inconsistent with those available to Indemnitor ("Separate Defenses"), then the Indemnitee shall have the right to select separate counsel to participate in the investigation and defense of and response to such claim, action, proceeding or investigation on its own behalf at Indemnitor's expense with respect to the Separate Defenses.

            (B) If any claim, action, proceeding, or investigation arises as to which the indemnity provided for in Paragraph 2 applies, and Indemnitor fails to assume promptly (and in any event within ten (10) days after being notified of the claim, action, proceeding, or investigation) the defense of an Indemnitee, then such Indemnitee may contest and settle the claim, action, proceeding, or investigation at Indemnitor's expense using counsel selected by such Indemnitee; provided, however, that after any such failure by Indemnitor no such contest need be made by such Indemnitee and settlement or full payment of any claim may be made by such Indemnitee without Indemnitor's consent and without releasing Indemnitor from any obligations to such Indemnitee under Paragraph 2.

            4. This Indemnity is given solely to protect Lenders and the other Indemnitees against Environmental Losses, and not as additional security for, or as a means of repayment of, the Loan. The obligations of Indemnitor under this Indemnity are independent of, and shall not be measured or affected by
   (i) any amounts at any time owing under the Loan or secured by the Real Property Security Documents, (ii) the sufficiency or insufficiency of any collateral (including, without limitation, the Facilities) given to Lenders to secure repayment of the Loan, (iii) the consideration given by Lenders or any other party in order to acquire the Premises or the Facilities, or any portion thereof, (iv) the modification, expiration, termination or release of any Real Property Security Document or any other document or instrument relating to the Loan, or (v) the discharge or repayment in full of the Loan (including, without

                                     XII-4
   limitation, by amounts paid or credit bid at a foreclosure sale or by discharge in connection with a deed in lieu of foreclosure).

            5. Indemnitor's obligations hereunder shall survive the sale or other transfer of a Premises prior to the Transfer Date related to such Premises. The rights of each Indemnitee under this Indemnity shall be in addition to any other rights and remedies of such Indemnitee against Indemnitor under any other document or instrument now or hereafter executed by Indemnitor or any Relevant Subsidiary, or at law or in equity (including, without limitation, any right of reimbursement or contribution pursuant to CERCLA), and shall not in any way be deemed a waiver of any of such rights. Indemnitor agrees that it shall have no right of contribution (including, without limitation, any right of contribution under CERCLA) or subro-

   gation against any other person or entity, unless and until all obligations of Indemnitor have been satisfied.

            6. All obligations of Indemnitor hereunder shall be payable on demand, and any amount due and payable hereunder to any Indemnitee by Indemnitor that is not paid within thirty (30) days after written demand therefor from an Indemnitee with an explanation of the amounts demanded shall bear interest from the date of such demand at the Agreed Rate.

            7. Indemnitor agrees to pay to each Indemnitee all reasonable costs and expenses (including, without limitation, Indemnitee's reasonable attorneys' fees) incurred by such Indemnitee in connection with Environmental Losses covered by this Indemnity or the enforcement hereof.

            8. If any of the provisions of the Illinois Responsible Property Transfer Act, 765 ILCS 90/1 et seq. ("IRPTA") are now or hereafter become applicable to the Illinois Premises, Indemnitor shall comply with such provisions.

            9. This Indemnity shall be binding upon Indemnitor, its heirs, representatives, administrators, executors, successors and assigns and shall inure to the benefit of and shall be enforceable by each Indemnitee, its successors, endorsees and assigns (including, without limitation, any entity to which Lenders assigns or sells all or any portion of its interest in the
   Loan).

            10. THIS INDEMNITY SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            11. Every provision of this Indemnity is intended to be severable. If any provision of this Indemnity or the application of any provision hereof to any party or circumstance is declared to be illegal, invalid or unenforceable for any reason

                                     XII-5
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   whatsoever by a court of competent jurisdiction, such invalidity shall not affect the balance of the terms and provisions hereof or the application of the provision in question to any other party or circumstance, all of which shall continue in full force and effect.

            12. No failure or delay on the part of any Indemnitee to exercise any power, right or privilege under this Indemnity shall impair any such power, right or privilege, or be construed to be a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No provision of this Indemnity may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

            13. All notices, requests and demands to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below) and shall be given by any of the following means: (a) personal service; (b) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by registered or certified, first class mail, return receipt requested); or (c) registered or certified, first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice, demand or request sent pursuant to either subsection (a) or (b) hereof shall be deemed received upon such personal service or upon dispatch by electronic means, and, if sent pursuant to subsection (c) shall be deemed received five
   (5) days following deposit in the mail.

      To Administrative Agent: First Interstate Bank of Nevada, N.A.
                               3800 Howard Hughes Parkway
                               Suite 400
                               Las Vegas, Nevada  89109
                               Attention: Steve Byrne

       To Indemnitor:          3900 Paradise Road, Suite 135
                               Las Vegas, Nevada  89109
                               Attention:  President and Chief Financial
                                           Officer

                               With copies to:

                               Players International, Inc.
                               3900 Paradise Road, Suite 135
                               Las Vegas, Nevada  89109
                               Attention:  Chief Financial Officer

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                               Players International, Inc.
                               3900 Paradise Road, Suite 135
                               Las Vegas, Nevada  89109
                               Attention:  General Counsel

            14. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST INDEMNITOR ARISING OUT OF OR RELATING TO THIS INDEMNITY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEVADA, AND BY EXECUTION AND DELIVERY OF THIS INDEMNITY, INDEMNITOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS
   INDEMNITY. Indemnitor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Indemnitor at its address as provided below, such service being hereby acknowledged by Indemnitor to be sufficient for personal jurisdiction in any action against Indemnitor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Administrative Agent or any Lender to bring proceedings against Indemnitor in the courts of any other jurisdiction.

            15. INDEMNITOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, ADMINISTRATIVE AGENT EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS INDEMNITY. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Indemnitor and, by its acceptance of the benefits hereof, Administrative Agent, each (i) acknowledges that this waiver is a material inducement for Indemnitor and Administrative Agent to enter into a business relationship, that Indemnitor and Administrative Agent have already relied on this waiver in entering into this Indemnity or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY

                                     XII-7
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   SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS
   INDEMNITY. In the event of litigation, this Indemnity may be filed as a written consent to a trial by the court.

            16. This Indemnity may be executed in counterparts each of which shall be deemed an original and all of which shall constitute one and the same Indemnity with the same effect as if all parties had signed the same signature page. Any signature page of this Indemnity may be detached from any other counterpart of this Indemnity and reattached to any other counterpart of this Indemnity identical in form hereto but having attached to it one or more additional signature pages.

                                     XII-8

       IN WITNESS WHEREOF, Indemnitor has executed this Indemnity as of the day and year first written above.


   Indemnitor:        PLAYERS INTERNATIONAL, INC.



                 By:  ___________________________

                 Title:   ___________________________




                                      S-1

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                                   EXHIBIT A

                       [Description of Illinois Premises]


                                      A-1

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                                   EXHIBIT B

                      [Description of Louisiana Premises]


                                      A-2

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                                   EXHIBIT C

                        [Description of Nevada Premises]

                                      A-3


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